_______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 20, 1997





                                  EMBREX, INC.
             (Exact name of registrant as specified in its charter)

     NORTH CAROLINA                     0-19495                      56-1469825
(State or other jurisdiction      (Commission File No.)    (I.R.S. Employer Identification
         of incorporation)                                              Number)

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                 1035 SWABIA COURT, DURHAM, NORTH CAROLINA 27703
               (Address of principal executive offices) (zip code)


                                 (919) 941-5185
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         On January 20, 1997, the Registrant issued a press release regarding
USDA approval of the Registrant's bursal disease vaccine and fourth quarter earnings. The text of the press release follows:

FOR IMMEDIATE RELEASE

            IN OVO INFECTIOUS BURSAL DISEASE VACCINE APPROVED BY USDA;
                     WRITE-OFF IMPACTS 4TH QUARTER EARNINGS,
                          FULL YEAR REMAINS PROFITABLE

RESEARCH TRIANGLE PARK, N.C., Jan. 20, 1997 -- Embrex Inc. (Nasdaq: EMBX) today announced it has received U.S. Department of Agriculture (USDA) approval for its new viral neutralizing factor-based vaccine for Infectious
Bursal Disease (IBD or Gumboro Disease) in broiler chickens. The approval is specifically for in ovo (in-the-egg) administration of the vaccine complex via
Embrex's patented INOVOJECT(R)  egg injection systems.

Trade-named Bursaplex(TM), this new vaccine (previously called BDA-Blen) is a unique combination of an existing strain of IBD vaccine and Embrex's patented
Viral Neutralizing Factor (VNF) licensed from the University of Arkansas. VNF has been shown to render a virulent infectious bursal disease vaccine both safe and effective in broiler chickens, thus allowing its use at or before hatch.
Some of the health benefits of this new VNF/vaccine complex include single-dose efficacy and effective early vaccination in broilers.

Currently, 80 percent of the broiler chickens raised in the United States and Canada receive certain in ovo vaccines via the INOVOJECT(R) , an egg injection system which eliminates the need for manual vaccination after hatch. "During
1997, we look forward to collaborating with the poultry industry to demonstrate the clear health and economic advantages of administering Bursaplex(TM) in ovo to prevent infectious bursal disease in broiler chickens and to gaining market acceptance of Bursaplex(TM) during the second half of 1997 and into 1998,"
Embrex President and Chief Executive Officer Randall L. Marcuson said.

The Disease

Infectious bursal disease weakens a chicken's immune system, resulting in poor growth and the potential for contracting other diseases. The disease is widespread in the United States, Northern Europe and Asia.

To date, IBD has been treated post-hatch via manually delivered vaccines or in drinking water. This $40 million worldwide vaccine market is growing 10 percent annually. Existing vaccines are associated, however, with certain limitations.
For example, some vaccines cannot be used safely or effectively in ovo.

"USDA's approval of Bursaplex(TM) is significant because it validates the second element of our corporate strategy: to commercialize highly valued in ovo products that can effectively and safely be delivered to broilers through our INOVOJECT(R) egg injection system. Next, we will begin the regulatory approval process for Bursaplex(TM) in selected Latin American and Asian markets," said
Marcuson.


                                      -2-
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Fourth Quarter Write-Off

Embrex also indicated that a one-time fourth-quarter write-off of approximately
$160,000 as a result of certain obsolete materials will create a loss for the fourth quarter. The full year remained profitable and, without the write-off, fourth-quarter operations would have been profitable. Full financial results for the fourth quarter and 1996 year end are expected to be reported in mid-February.

Embrex, Inc. has developed and commercialized the INOVOJECT(R) system, a proprietary, automated, in-the-egg injection system which eliminates the need for manual vaccination of newly hatched broiler chicks. Embrex is also developing and marketing patented pharmaceutical and biological products to improve bird health, reduce bird production costs and provide other economical benefits to the poultry industry.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS WITH
RESPECT TO ANTICIPATED REVENUE GROWTH, ADEQUACY OF CASH FLOWS AND PROFITABILITY.
THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS
TO DIFFER MATERIALLY, INCLUDING WITHOUT LIMITATION THE ABILITY OF THE COMPANY TO
OBTAIN REGULATORY APPROVAL OF ITS PRODUCTS FOR IN OVO USE, WHICH IS DEPENDENT
UPON A NUMBER OF FACTORS, SUCH AS RESULTS OF TRIALS, THE DISCRETION OF
REGULATORY OFFICIALS, AND POTENTIAL CHANGES IN REGULATIONS. ADDITIONAL
INFORMATION ON THESE RISKS AND OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S
FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S FORM 10-Q FOR THE THIRD QUARTER
OF 1996, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND OTHER FILINGS
WITH THE SEC.

                                        #

INOVOJECT(R) is a registered trademark of Embrex, Inc.
Bursaplex(TM) is a trademark of Embrex, Inc.


                                      -3-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EMBREX, INC.


                                              By:    /s/ Randall L. Marcuson
Dated: January 20, 1997                               Randall L. Marcuson
                                                      President and CEO